UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                                                         March 18, 2015

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2015, Coach, Inc. (the “Company”) announced that it entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), which amends and restates the Company’s Credit Agreement, dated as of June 18, 2012 (as amended by Amendment No. 1 dated March 26, 2013, Amendment No. 2 dated November 27, 2013 and Amendment No. 3 dated September 9, 2014 and as in effect prior to giving effect to the Amendment and Restatement Agreement, the “Existing Credit Agreement”), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of banks and financial institutions (the “Lenders”) (the “Restated Credit Agreement”).

The Amendment and Restatement Agreement provides for a five-year senior unsecured term loan facility in an aggregate amount of $300 million, the full amount of which will be drawn at closing. The term loan facility will be repaid in quarterly installments as follows: $3.75 million for September 30, 2015 through June 30, 2018, $7.50 million for September 30, 2018 through December 31, 2018 and $11.25 million for September 30, 2019 through December 31, 2019, and the remaining outstanding amount being due at maturity.  The Amendment and Restatement Agreement also extends the maturity date of the Company’s existing $700 million revolving credit facility.  The maturity date of the revolving credit facility under the Existing Credit Agreement was September 9, 2019.  Pursuant to the Amendment and Restatement Agreement, the maturity date of the revolving credit facility and the term loan facility will be March 18, 2020.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.  In particular, certain affiliates of the Lenders are agents and/or lenders under the Restated Credit Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement Agreement and other facility documentation which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.  Interested parties should read these documents in their entirety.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Amendment and Restatement Agreement is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2015

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer, General
Counsel and Secretary